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                                                                    EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


eSoft, Inc.
Broomfield, Colorado

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-3 (Registration # 333-82619 and # 333-82247) and Form S-8 (Registration # 333-80151) of eSoft, Inc. of our report dated
July 16, 1999 relating to the supplemental consolidated financial statements of eSoft, Inc. appearing in the Company's Form 8-K dated August 9, 1999.



                                                    /s/ BDO SEIDMAN, LLP



Denver, Colorado
August 9, 1999